Exhibit 99.1

Mattersight Announces Fourth Quarter 2014 Results

CHICAGO, IL, February 11, 2015 – Mattersight Corporation (Nasdaq: MATR), the leading provider of personality-based customer experience applications, today announced financial results for the fourth quarter ending December 31, 2014.

“The fourth quarter was a strong close to an impressive year for Mattersight,” said Kelly Conway, Mattersight’s President and CEO. “We achieved record bookings, strong sequential revenue growth, record pilot activity, and solid progress toward best-in-class SaaS metrics.”

Mr. Conway added, “In 2014, our personality-based applications helped some of America’s largest brands have hundreds of millions of more effective and more satisfying conversations with their customers. We believe our 2014 momentum positions us well to capitalize on the market opportunity in 2015 and beyond.”

Fourth Quarter 2014 Financial Highlights

•	Bookings: Annual Contract Value bookings for the fourth quarter were $7.0 million. Total 2014 ACV bookings were $17.4 million, an increase of 46% on a year-over-year basis.

•	Book of Business: Annualized Book of Business was a record $42.8 million for the fourth quarter, up 46% year-over-year.

•	Revenues: Total revenue for the fourth quarter was $8.3 million. Within total revenue, subscription revenue was $7.2 million. On top of the $8.3 million in total revenue in the fourth quarter, a record $2.4 million of quarterly revenue was in deployment. This revenue in deployment represents an increase of 281% on a year-over-year basis.

•	Product Momentum: In the fourth quarter, 22 new pilots were closed adding an additional $8.3 million of follow-on ACV opportunity. For fiscal year 2014, personality-based routing seats under contract increased 800% on a year-over-year basis.

•	SaaS Metrics: Mattersight continues to make solid progress in pursuit of top quartile SaaS metrics. For the fourth quarter, gross margin was 70%. For 2014, subscription revenue retention was 97%, while year-over-year existing net account growth was 12%.

Fourth Quarter 2014 and Recent Business Highlights

•	Announced the departure of Mark Iserloth, Vice President and Chief Financial Officer. His resignation will be effective March 13, 2015, after the filing of Mattersight’s 2014 Annual Report Form 10-K. Mattersight has commenced a retained search for a new CFO. Mattersight veteran David Gustafson, Executive Vice President of Products and Customer Operations, will assume the responsibilities as interim CFO of the company, until a new CFO is hired.

•	Strengthened the leadership team with the addition of Jason Wesbecher, Executive Vice President and Chief Marketing Officer, Jon Walheim, Executive Vice President of Strategic Business Development, and Ryan Swanger, Senior Vice President Enterprise Sales. Mr. Wesbecher and Mr. Swanger are Mattersight alumni.

•	Added two new patents covering personality-based routing applications to its patent portfolio. The new patents bring Mattersight’s total U.S. patent portfolio to 13, and bolster the protection of Mattersight’s innovative Predictive Behavioral Routing solution.

•	Awarded back-to-back innovation awards, including the 13th annual Chicago Innovation Award and the TMC Labs’ CUSTOMER Magazine Innovation Award for 2014.

•	Expanded the footprint of personality-based applications into the for-profit educational market, with the announcement of an alliance with Educational Records Bureau to analyze student essays.

Non-GAAP Financial Measures

The Company realized an “Adjusted Earnings1” loss of $1.4 million for the fourth quarter of 2014. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.5 million in the fourth quarter of 2014.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 11, 2015. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 33607328.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until March 14, 2015, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 33607328.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight® Behavioral Analytics captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s solutions are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1.	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended		Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Revenue:
Behavioral Analytics revenue	$8,092	$8,938	$29,427	$33,005
Other revenue	167	233	779	1,206

Total services revenue	8,259	9,171	30,206	34,211
Reimbursed expenses	27	96	113	283

Total revenue	8,286	9,267	30,319	34,494
Operating expenses:
Cost of Behavioral Analytics revenue	2,430	2,181	9,007	10,139
Cost of Other revenue	49	100	279	617

Cost of services	2,479	2,281	9,286	10,756
Reimbursed expenses	27	96	113	283

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,506	2,377	9,399	11,039
Sales, marketing and development	5,815	5,258	22,121	21,760
General and administrative	2,464	2,157	9,315	8,782
Severance and related costs	—	—	—	154
Depreciation	821	764	3,022	3,450
Amortization of intangibles	35	(77)	106	66

Total operating expenses	11,641	10,479	43,963	45,251

Operating loss	(3,355)	(1,212)	(13,644)	(10,757)
Interest and other expense, net	(69)	(178)	(1,090)	(534)
Change in fair value of warrant liability	(33)	(168)	(124)	(125)

Loss before income taxes	(3,457)	(1,558)	(14,858)	(11,416)
Income tax benefit (provision)	1	15	(23)	244

Net loss	(3,456)	(1,543)	(14,881)	(11,172)
Dividends related to Series B Stock	(148)	(148)	(589)	(589)

Net loss available to Common Stock holders	$(3,604)	$(1,691)	$(15,470)	$(11,761)

Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.17)	$(0.10)	$(0.78)	$(0.70)

Diluted net loss available to Common Stock holders	$(0.17)	$(0.10)	$(0.78)	$(0.70)

Shares used to calculate basic net loss per share	21,722	17,342	19,923	16,722

Shares used to calculate diluted net loss per share	21,722	17,342	19,923	16,722

Stock-based compensation, primarily restricted stock, is included in individual line items above:

Cost of Behavioral Analytics revenue	$39	$59	$181	$267
Sales, marketing and development	509	342	2,299	3,436
General and administrative	588	219	2,060	1,872
Severance and related costs	—	—	—	29

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Twelve Months
	Ended		Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Net loss	$(3,456)	$(1,543)	$(14,881)	$(11,172)
Other comprehensive loss:
Effect of currency translation	2	6	7	6

Comprehensive net loss	$(3,454)	$(1,537)	$(14,874)	$(11,166)

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
ASSETS:
Current Assets:
Cash and cash equivalents	$14,238	$13,392
Receivables (net of allowances of $17 and $12, respectively)	3,460	2,384
Prepaid expenses	4,449	3,576
Other current assets	236	427

Total current assets	22,383	19,779
Equipment and leasehold improvements, net	4,657	5,158
Goodwill	972	972
Intangibles, net	571	409
Other long-term assets	3,495	4,431

Total assets	$32,078	$30,749

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,183	$752
Accrued compensation and related costs	2,528	1,844
Unearned revenue	7,859	7,215
Other current liabilities	4,186	4,098

Total current liabilities	15,756	13,909
Long-term unearned revenue	2,532	2,866
Other long-term liabilities	1,458	1,607

Total liabilities	19,746	18,382

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,648,185 and 1,649,122 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively, with a liquidation preference of $9,877 and $9,294 at December 31, 2014 and December 31, 2013, respectively	8,406	8,411

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 24,046,977 and 20,465,984 shares issued at December 31, 2014, and December 31, 2013, respectively; and 22,324,093 and 18,886,966 outstanding at December 31, 2014 and December 31, 2013, respectively	240	205
Additional paid-in capital	243,644	228,038
Accumulated deficit	(227,053)	(212,172)
Treasury stock, at cost, 1,722,884 and 1,579,018 shares at December 31, 2014 and December 31, 2013, respectively	(8,879)	(8,082)
Accumulated other comprehensive loss	(4,026)	(4,033)

Total stockholders’ equity	3,926	3,956

Total liabilities and stockholders’ equity	$32,078	$30,749

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	Dec. 31, 2014	Dec. 31, 2013
Cash Flows from Operating Activities:
Net loss	$(14,881)	$(11,172)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,128	3,516
Stock-based compensation	4,540	5,575
Severance and related costs	—	29
Change in fair value of warrant liability	124	125
Other	—	2
Changes in assets and liabilities:
Receivables	(1,076)	184
Prepaid expenses	(85)	739
Other assets	192	(112)
Accounts payable	433	(29)
Accrued compensation and related costs	684	509
Unearned revenue	310	1,854
Other liabilities	(222)	330

Total Adjustments	8,028	12,722

Net cash (used in) provided by operating activities	(6,853)	1,550

Cash Flows from Investing Activities:
Capital expenditures and other	(830)	(1,233)
Patents and trademarks	(268)	(239)

Net cash used in investing activities	(1,098)	(1,472)

Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock, net	11,138	5,621
Proceeds from line of credit	7,000	2,400
Repayments from line of credit	(7,000)	(6,096)
Principal payments under capital lease obligations	(1,701)	(2,117)
Acquisition of treasury stock	(797)	(1,055)
Proceeds from issuance of stock warrants	—	4
Proceeds from stock compensation and employee stock purchase plans, net	165	138

Net cash provided by (used in) financing activities	8,805	(1,105)

Effect of exchange rate changes on cash and cash equivalents	(8)	—

Increase (decrease) in cash and cash equivalents	846	(1,027)
Cash and cash equivalents, beginning of period	13,392	14,419

Cash and cash equivalents, end of period	$14,238	$13,392

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,692	$2,973
Capital equipment purchased on credit	1,692	2,973
Fair value of warrants classified as liability	380	785
Supplemental Disclosures of Cash Flow Information:
Interest paid	$266	$403

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
GAAP — Operating loss	$(3,355)	$(1,212)	$(13,644)	$(10,757)

Add back (reduce) the effect of:
Stock-based compensation	1,136	620	4,540	5,575
Severance and related costs	—	—	—	154
Depreciation and amortization	856	687	3,128	3,516

Adjusted earnings measure — earnings (loss)	$(1,363)	$95	$(5,976)	$(1,512)